Timed Health Corporation

What beats next day shipping, all night ERs and pharmacies? "Already having what you newly-needed in enough quantity to conveniently get the rest later." Highly patented, scalable, sustainable early priority date mass market telehealth, telemedications, forecasting and prescribing software platforms


Timed Health

Invest

$99 minimum investment

Deadline May 1, 2021
in a month

Share Price
$1

Total Raised
$39,585

Valuation
$11,193,200

4(a)(6) offering provided by Netcapital Funding Portal, Inc. Security transfer functionality provided by Netcapital Systems LLC.

INTRODUCTION

Our Founders extensively patented in 2011 what is today modern telehealth. Our fully patented Timed Health Assistive Technology Platform is based on predictive data science which can form the basis for future artificial intelligence, which together enables the earliest form of healthcare therapeutics feasible which can help reduce the need for rationing costlier healthcare later.

Our goal is to forecast and enable providing medications that are 40% to 80% likely to be needed from one day to 4 months before actual need. When fully applied over time 30% of health and economic losses can be erased. Timed Health enhances patient empowerment, engagement and to improve health and economic outcomes beginning with low risk changes in asthma, diabetes, hypertension, infections, and sexual function in the first year. Thereafter growing into other acute and chronic health conditions, including cancer, dementia, heart, renal, and liver failure.

DEAL HIGHLIGHTS

- 5 US patents issued and with more soon to be filed including two in the European, Canadian and India Patent Offices
- Raised $6.9M in previous funding
- Initial joint venture discussions have been held with Aon, Cerner, Cigna, Costco, Kaiser and Stanford University.
- Experienced team and Board of Directors with experience on both private and public company Boards.

PROBLEM


Diabetes & Hypertension: "Silent Killers"
Diabetes and hypertension are particularly prevalent diseases that can be addressed early but are too often ignored or treated late or reactively as opposed to proactively, leading to advanced-stage diseases and higher costs for all
Diabetes, Pre-Diabetes, Hypertension, Pre-Hypertension
179 million people (54% of U.S. population) 114 million diabetes + pre-diabetes alone
Diagnosed diabetes costs America
$327 BILLION per year
Costs can be significantly reduced or avoided via proactivity vs. reactivity
Other 12%
Hospital Inpatient Care 30%
Physician Visits 13%
Agents and Supplies 15%
Prescription Medications 30%

Problem

Diabetes and hypertension are only two of the many prevalent diseases that are too often ignored or treated too late. Mass demands are constantly increasing for more people to get better healthcare more often, efficiently, and affordably.

- These problems are often compounded by:
- Physician and consumer manpower shortages
- Low physician incomes and outcomes
- Healthcare inefficiency and insufficiency
- Costlier delayed healthcare
- Common cumulative disease progressive high-cost complicated outcomes

> "The Centers for Disease Control and Prevention (CDC) recently reported that more than 30 million Americans now have diabetes, and more than 7 million of them haven't received a proper diagnosis."

SOLUTION

Timed Health's (TH) platform is designed to help physicians time, forecast and provide predetermined prefilled new medications and healthcare supported by patented predictive data science. These options enable patients to have medications and healthcare in advance of their potential new medical, trial or gap-bridging medication needs.

Based on patented Predictive Data Science, TH is a comprehensive outpatient telehealthcare and telemedication software solution that is perfectly suited to assist doctors and patients with low-risk health issues to have easy, often immediate access to the medications they need quickly. Timed Health's solution is ideally e-prescribe and initiated prior to discharge from an online, office or clinic visit, ED or hospital to help avoid safely avoidable expensive admissions and readmissions - saving both the patient and the healthcare system health, time and money.


Reduce Wait Times
Get the Stored Timed NewMeds in Two Supply single or multiple units up to 30% faster, before many low-risk health issues can escalate.
Predictive Scheduling
Our data science-enhanced predictive medication platform helps doctors to serve more patients and manage medication schedules efficiently.
HIPAA-Compliant
Physicians can communicate with you and provide service directly while protecting your privacy and health information.

Solution


Power of Timed Health Predictive Analytics
Objective: To time, predict and prefill when prescribed the 40% to 80% most likely new low-risk medications to be needed within the next 4 months. Initially for low-risk patients having low-risk changes in health to erase healthcare and medication delays, and disease progression. Anne Merritt MD, Stanford Emergency Medicine, 2016
Target key variables
Collect & prepare data
Develop model
Prescribe
Analyze outcomes
Assess & revise model

Predictive analytics

BUSINESS MODEL

Recurring Revenue Model

Our products are software in the form of predictive data science, prescribing and electronic medical records software. Our business model makes money through technology sales to client hospitals, integrated delivery networks, employers, governments, insurers, physicians, patients, electronic medical records,and direct to consumers revenue streams.

Employers and Insurers

A pre-tax health benefit model is to become qualified within Series A.

Providers

Patented Software Assistive Electronic Medical Records.

> "92% of 120 randomly selected healthcare provider prescribers supported using Timed Health for a growing list of their patients and conditions healthcare."



REVENUE STREAMS PATENTED PREMIUM AND MASS MARKET
Timed Health
Direct to Consumer Timed Health Standard Technology Platform
FY1 Series A1 $ 700,000 Tiered Direct Pay Membership Fee $0.25 to $ 2.50 pmpm Low Risk New Medication Determinations FYI Online For Consumers Payers and Providers Information Only
FY4 to FY5 IPO If Market Conditions are Favorable or Series D $ 200 M For Growth
01
02
03
04
Intelligence Sales
FY1 to FY2 Series A2 Up to $ 4,300,000 Assistive Technology Sales to and Integration with Existing Electronic Health Records Fee $0.25 to $ 2.50 per patient per month
FY3 to FY4 IPO If Market Conditions Favorable or Series C $ 100 M For Growth
FY 2 to FY 3 Series B $50 M Timed Health Electronic Health Record Sales Technologies and Support Transforming standard physician practices to high-end Timed Health Signature Physician Practices Fee $20 to $ 40 per patient per month

Revenue



Timed Health Significant Market Opportunity for Diabetes and Hypertension alone
179 million people or 54.2% of U.S. population
Pre-Diabetes, Diabetes, Pre-Hypertension, and Hypertension Patients
50 million people
Addressable Market
6-10 million people or $15B to $30B
Serviceable Addressable Market
1-2 million users By 2030
FY5 estimates 100,000 to 200,000 Timed Health users
$480 annual per user revenue
$ 48 M to $ 96 M
Total Annual Revenue
Timed Health 2030
Estimates 1 to 2 million users
$480 annual per user revenue
$ 480 M to $ 960 M
Total Annual Revenue

Market

MARKET

Diabetes and Hypertension have a Total Addressable Market (TAM) of over $180 Bn in the US, afflicting approximately 50 million people, with a Serviceable Addressable Market (SAM) of 6 to 10 million people spending $15 to $30 Bn on ambulatory healthcare and medications.

US medication market sales in 2018 for antidiabetics was $78.7 billion, antibiotics and vaccines $40.6 billion, antihypertensive medications were $29.9 billion. Humira as an immunotherapy single drug example, alone in 2019 had $21.9 billion revenue, the largest for a single drug.

Physicians

Timed Health does not employ physicians or retain as consultants physicians who are using Timed Health in their practice .

Standard Health Insurances and Health Savings Accounts (HSA) covers most healthcare and many telehealthcare physician fees. Physician practices wishing to move in the direct-pay direction price-tiered in part or in whole which can generate supplemental physician revenue.

Timed Health Early Bird Practices are those choosing to transform in-part to increasingly apply Timed Health Technology to more and more patients.

Or physicians may elect to transform their practices to high-end premium Timed Health Signature Practices which transforms their practice into being 100% focused on fully applied Timed Health technologies. Timed Health Signature Physician Practices reduce their census to care for fewer patients paying greater fees for greater access to their physicians. Patient Memberships supplement insurance reimbursement for physicians.

Patients

Timed Health Signature Physician Practices may charge patients $1,200 to $1,800 annually which passes through to Timed Health $300 to $450 per patient annually. Our Early Bird Practices charges are tiered in tenth percentiles, ranging from 10% to 50% of the Signature Level charges ranging from $0 to $900 annually for assistive technology fees for expedited services after-hours.

Direct to Consumer Patients and Physicians

Direct to consumer Timed Health Memberships begin at $0.25 per member per month.

Timed Health's direct to consumer co-pay fees are based on physician time expenditure, urgency, complexity and connectivity to pre-authorize or authorize implementation of pre-filled new medications.

Fees may be charged to payers on a Direct-Pay, Health Savings Account, or certain pre-qualified Employer or Third-Party Payer co-pay basis. User fees are based on frequency and intensity of use, greater use lowers fees per determination and per implementation based on patient complexity and membership level.

TEAM



Gerard S. O'Connor MD FACS AOA

Executive Co-Chairman

Timed Health Co-Founder Angel Investor. Physician and Surgeon University of Maryland. Medical and Surgical Practice 3 Decades. Georgetown University BS. MD. George Washington University Surgery Board Certification. Lieutenant Colonel Retired Maryland Defense Force, 10th Medical Regiment, Medical Support for the National Guard. Current Maryland Health Care Commissioner.



Matt O'Connor

Executive Co-Chairman

Co-Founder Angel Investor. US Naval Officer. Prior Jet Aviator. Systems Engineer Annapolis US Naval Academy BS, Cornell MS. Executive at Allegheny Technologies.



James Applebach

CEO

Timed Health Co-Founder. Prior Executive Amazon OHL Bluestem. Prior CEO Cued Inc. Owner 1Click Logistics NV.



Suzanne Kay

President

Healthcare BSN Toledo University. MBA Pepperdine. Prior Integrated Delivery Networks. Early-Stage Healthcare Companies Investor.

Lance Brown

Software Manager

Prior Cued Inc.

Brian Sheridan

Software Manager

Prior Cued Inc.

ADVISORS AND INVESTORS

Non-Executive Board Members



John C. Matthews

Prior Healthcare Strategy Lead KPMG. Columbia University Faculty.



Jane Scaccetti

Drucker and Scaccetti Tax Warriors. BOD Public Companies.



Saul Reibstein

Finance, Prior Wall Street Fortune 500 Industry CFO, Partner CBIZ and BDO.

Consultancy Advisory Board

Rob Tibshirani PhD and Jerry Friedman PhD

2011

Stanford Department of Statistics. Machine Learning Pioneers.

Stefanos Poulis

2011

Machine Learning Scientist.

Espir Kahatt

2011

Engineer Electromechanical integration.

Andreas Vlachos PhD

2011

University of Cambridge, UK. Senior Lecturer, Natural Language Processing.

Anne Merritt MD

2016

Stanford Department of Medicine. Head of Health Product, Strategy & Operations, Google Search.

Jeff Skinner

2018

Prior VP Hewlett Packard Enterprises and Block Chain.

Hadley Reynolds

2019

Cognitive Computing Consortium, AI Pioneer.

Satish Srinivasan

2019

DIRX Pharmacy.

WhenMed

2020

VC LLC Venture Capital and Intellectual Property.

The Professionals

2020

VC LLC. Matt O'Connor, Partner. US Naval Officer. Prior Jet Aviator. Systems Engineer Annapolis US Naval Academy BS, Cornell MS. Executive at Allegheny Technologies. The Professionals VC LLC is comprised of Investors and Professional Service Providers: Controllers UCI MBA. Technology. IP. MD. Board Certifications Stanford. University of Pennsylvania. University of California. Harvard. Mayo Clinic Rochester. University of the Sciences PharmD. Consultants Healthcare Businesses.

Steven Lee

2020

Engineer Autonomous Vehicles, Tesla. GM.

Ernie Toth

2021

Finance, prior CFO EHE Health, Aris Global, multiple healthcare successful exits.

USE OF PROCEEDS

If the offering's maximum amount of $973,467 is raised:

Use	Value	% of Proceeds
Compensation for managers	$60,000	6.2%
Legal and Government Fees	$100,000	10.3%
Software Development	$500,000	51.4%
Marketing and Sales	$200,000	20.5%
Administration Fees, Hardware, Software	$65,767	6.8%
Intermediary fees	$47,700	4.9%

TERMS

This is an offering of Class B Common Stock, under registration exemption 4(a)(6), in Timed Health Corporation. This offering must raise at least $10,000 by May 1, 2021 at 12:59am ET. If this offering doesn't reach its *target*, then your money will be refunded. Timed Health Corporation may issue additional securities to raise up to $973,467, the offering's *maximum*.

$39,585 raised!

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

12,166,667 shares
× $1 per share
$12,166,667 implied valuation

PITCH DECK


MISSION:
Since 2008 we believe over the next two decades up
current physician provided healthcare can be done
part by our patented technologies among others.
EARLY BIRD HEALTHCARE EFFICIEN
Prescribed PREFILLED STORED TIMED New Meds and Healthca
Fully Compliant with FDA and HIPAA regulations.
Certain products and services available from Timed Health Corporation may be covered by one or
9,224,180; 9,202,253; 8,751,039.

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FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest offering statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on March 4, 2021
- Form C/A on March 10, 2021

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

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UPDATES

Mar 10, 2021	Filed Form C/A
Mar 4, 2021	Primary offering of 973,467 shares at $1
Mar 4, 2021	Filed Form C

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